UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): January 31, 2008

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 892-9090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2008, g8wave Holdings, Inc. (the “Company”) entered into settlement agreements and releases of claims (collectively, the “Settlement Agreements”) with certain shareholders (individually, a “Settling Investor,” and collectively, the “Settling Investors”) who purchased shares of common stock and received warrants to purchase additional shares of common stock in a private placement (the “Private Placement”) of the Company’s securities on or about August 13, 2007. Subsequent to and in connection with the Private Placement, a potential dispute arose between the Company and the Settling Investors. The Company does not believe that it has any liability to the Settling Investors in connection with the Private Placement, but determined that the economic and other costs (such as diversion of management’s time and attention) of defending the potential dispute would exceed the costs of settling with the Settling Investors.

Pursuant to the terms of the Settlement Agreements, the Settling Investors agreed to release all claims and causes of action they might have against the Company, other than those to enforce their rights under their respective Settlement Agreement. In consideration for such releases, the Company issued to the Settling Investors warrants (collectively, the “Warrants”) to purchase up to an aggregate of 1,283,282 shares of the Company’s common stock at an exercise price of $0.05 per share, which Warrants were exercisable within ten (10) days after the date on which they were issued. The Company also agreed to file a registration statement registering the shares of common stock issuable upon exercise of the Warrants within forty-five (45) days following the earlier of (i) the completion of the Company’s audit for the year ended December 31, 2007, and (ii) the filing of the Company’s Annual Report on Form 10-KSB for the year then ended.

Simultaneously with the execution of the Settlement Agreements, the Settling Investors exercised their respective Warrants, as set forth in the table below, to purchase an aggregate of 1,283,282 shares of the Company’s common stock, for an aggregate exercise price of $64,164.10.

Settling Investor	Warrants Exercised
RP Capital LLC	33,332
EGATNIV, LLC	66,664
Tom Hawkins	16,666
Dean Factor Sole and Separate Property	99,996
Phuong & Hong Tran	33,332
Mark S. Schwartz and Karen S. Schwartz	16,666
Bruce Parker	33,332
Michael Rubin	66,664
Andrew Alexander Yaffe	16,666
RLB LLC	166,660
Gregg J. Wallace	66,664
Michael A. Pietrangelo	16,666
David J. Adelman	33,332
Wilshire Investments LLC	166,660
Alan Horwitz	66,664
Brad and Allison Feinberg	33,332
Alan D. Bleznak	16,666
Sandor Capital Master Fund, L.P.	166,660
Gemini Master Fund, Ltd.	166,660

Totals Warrants Exercised	1,283,282
$0.05

Total Warrant Exercise Proceeds	$64,164.10

The foregoing descriptions of the Settlement Agreements and the Warrants, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

On October 25, 2008, in accordance with the Company's 2007 Stock Incentive Plan (the "Plan"), the Company granted twelve employees 10-year options to purchase a total of 75,000 shares of the Company's common stock at an exercise price of $1.15 per share. The options will vest as to 25% of the number of shares subject to the option on the one year anniversary of the date of the grant, and the remaining 75% of such shares will vest thereafter in equal quarterly installments over the next three years.

On December 11, 2007, the Company entered into an agreement to engage the services of Stern & Co. (“Stern”) as an outside business consultant for a period of six months. In return for consulting services, the Company will issue Stern 500,000 restricted shares of the Company’s common stock on an agreed upon vesting schedule. In accordance with the vesting schedule, 100,000 restricted shares were issued on January 8, 2008, 80,000 restricted shares were issued on January 23, 2008, and 80,000 restricted shares were issued on March 13, 2008.

On January 30, 2008, in accordance with the Company's 2007 Stock Incentive Plan (the "Plan"), the Company granted Mr. Spangenberg a 10-year option to purchase 166,725 shares of the Company's common stock at an exercise price of $0.37 per share. Mr. Spangenberg's options will vest as to 25% of the number of shares subject to the option on the one year anniversary of the date of the grant, and the remaining 75% of such shares will vest thereafter in equal quarterly installments over the next three years.

On February 1, 2008, the Company entered into a services agreement with Lion Gate Capital, Inc. (“Advisor”). Under the terms of the agreement, Advisor would provide advisory services to the Company for a period of six months. As compensation for the services to be rendered, Advisor received a warrant to purchase up to 550,000 restricted shares of the Company’s common stock at a per share exercise price of $0.05. Simultaneously with the execution of the services agreement, Advisor exercised its respective warrants to purchase an aggregate of 550,000 restricted shares of the Company’s common stock, for an aggregate exercise price of $27,500.00.

In connection with the issuance of the Warrants described in Item 1.01 and stock options and restricted shares of common stock described in this Item 3.02, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  The Settling Investors have represented that they are accredited investors (as defined in Rule 501 under the Securities Act of 1933, as amended), have had access to information about the Company’s operations and financial condition, and acquired the Warrants and the shares of common stock issuable upon exercise of the Warrants for investment only and not with a view to, or for sale in connection with, any distribution thereof.  The shares will be deemed restricted securities subject to restrictions on transfer pursuant to applicable federal and state securities laws and the certificates representing the shares shall bear legends to that effect.

Item 8.01	Other Events.

As of March 20, 2008, the Company’s cash and cash equivalents were $155,248, compared with $2,228,066 as of September 30, 2007.  The Company currently estimates that its current cash and cash equivalent balances are adequate to satisfy its cash requirements for the next 14 days.

In light of its current liquidity situation, the Company has continued its efforts to raise additional capital in order to fund its continued operations. The Company is also exploring opportunities to acquire, merge with or enter into another form of business combination with another entity. If the Company is unable to raise additional capital or effectuate a transaction to address its immediate liquidity needs in approximately the next 5 days, then the Company may be required to seek protection under the U.S. Bankruptcy Code.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Form of Settlement and Release Agreement

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2008

g8wave Holdings, Inc.

	By:	/s/ William E. Duke, Jr.
William E. Duke, Jr.
Chief Financial Officer